INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-95072 of Landmark Bancshares, Inc. on Form S-8 of our report dated October 24, 1996 incorporated by reference in this Annual Report on Form 10-K of Landmark Bancshares, Inc. for the year ended September 30, 1996.









                                    /s/ Regier Carr & Monroe, L.L.P.
                                    Regier Carr & Monroe, L.L.P.

December 27, 1996
Wichita, Kansas